 MUNIHOLDINGS NEW JERSEY INSURED FUND, INC.

FILE # 811-8621

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
9/22/2005	Puerto Rico Highway 5% 7/1/45	3,480,000	1,499,910,000	Citigroup Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley Raymond James Ramirez & Co. Wachovia Bank
9/22/2005	NJ Economic Development Authority 5.25% 3/1/23	8,420,000	750,000,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Inc Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co Siebert Brandford
10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	8,860,000	953,020,000

Bear Stearns

JP Morgan

Merrill Lynch & Co

Morgan Stanley

Citigroup Global

Goldman Sachs

UBS Financial

Advest Inc.

Banc of America

NW Capital

Piper Jaffray

Popular Securities

Powell Capital Markets

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford

Sterne, Agee & Leach

Wachovia Bank